Exhibit 99.1

Pasithea Therapeutics Announces $5 Million Private Placement

Priced At-The-Market Under Nasdaq Rules

MIAMI, FL., September 26, 2024 (GLOBE NEWSWIRE) - Pasithea Therapeutics Corp. (NASDAQ: KTTA) (“Pasithea” or the “Company”), a clinical-stage biotechnology company developing PAS-004, a next-generation macrocyclic MEK inhibitor, for the treatment of neurofibromatosis type 1 (NF1) and other cancer indications, today announced that it has entered into definitive agreements for the issuance and sale of an aggregate of 1,219,513 shares of its common stock (or pre-funded warrants in lieu thereof), accompanying Series A warrants to purchase up to 1,219,513 shares of common stock and accompanying short-term Series B warrants to purchase up to 1,219,513 shares of common stock at a purchase price of $4.10 per share (or per pre-funded warrant in lieu thereof) and accompanying warrants in a private placement priced at-the-market under the rules of the Nasdaq Stock Market. The Series A and the short-term Series B warrants will have an exercise price of $3.85 per share and will be exercisable immediately upon issuance. The Series A warrants will expire five years from the issuance date and the short-term Series B warrants will expire 18 months from the issuance date. The closing of the offering is expected to occur on or about September 30, 2024, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The gross proceeds from the offering are expected to be approximately $5 million, prior to deducting placement agent’s fees and other offering expenses payable by the Company. Pasithea intends to use the net proceeds from the offering for working capital and other general corporate purposes.

The securities described above are being offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated thereunder and, along with the shares of common stock underlying the warrants, have not been registered under the Securities Act, or applicable state securities laws. Accordingly, the warrants and underlying shares of common stock may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. Pursuant to a registration rights agreement with investors, the Company has agreed to file a resale registration statement covering the securities described above.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Pasithea Therapeutics Corp.

Pasithea is a biotechnology company focused on the discovery, research and development of innovative treatments for central nervous system (CNS) disorders and RASopathies. With an experienced team of experts in the fields of neuroscience, translational medicine, and drug development, Pasithea is developing new molecular entities for the treatment of neurological disorders, including Neurofibromatosis type 1 (NF1), Solid Tumors, and Amyotrophic Lateral Sclerosis (ALS).

Forward Looking Statements

This press release contains statements that constitute “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding the ability of the Company to consummation of the private placement, the satisfaction of the closing conditions of the private placement and the use of proceeds therefrom, the Company’s ongoing Phase 1 clinical trial and the safety, tolerability, pharmacokinetic (PK) and preliminary efficacy of PAS-004, as well as all other statements, other than statements of historical fact, regarding the Company’s current views and assumptions with respect to future events regarding its business, as well as other statements with respect to the Company’s plans, assumptions, expectations, beliefs and objectives, the success of the Company’s current and future business strategies, product development, preclinical studies clinical studies, clinical and regulatory timelines, market opportunity, competitive position, business strategies, potential growth opportunities and other statements that are predictive in nature. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to the Company on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including risks that future clinical trial results may not match results observed to date, may be negative or ambiguous, or may not reach the level of statistical significance required for regulatory approval, as well as other factors set forth in the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q and other filings made with the U.S. Securities and Exchange Commission (SEC). Thus, actual results could be materially different. The Company undertakes no obligation to update these statements whether as a result of new information, future events or otherwise, after the date of this release, except as required by law.

Pasithea Therapeutics Contact

Patrick Gaynes
Corporate Communications
pgaynes@pasithea.com